UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 8, 2008

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania	19102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 8, 2008, the Board of Trustees of Pennsylvania Real Estate Investment Trust (the “Company”) amended and restated the Company’s Amended and Restated Trust Agreement to declassify the Board of Trustees in phases and provide for the annual election of all trustees beginning at the Annual Meeting of Shareholders in 2008 and ending at the Annual Meeting of Shareholders in 2010. Trustees whose terms currently expire at the Annual Meeting of Shareholders to be held in 2008, 2009 or 2010, or their successors, will stand for election for a term of one year at the 2008, 2009, 2010 Annual Meeting, as applicable, and will stand for election each year thereafter.

Conforming amendments were made to the provisions of the Amended and Restated Trust Agreement relating to filling vacancies on the Board of Trustees.

The Amended and Restated Trust Agreement became effective on April 11, 2008 upon filing with the Secretary of State of the Commonwealth of Pennsylvania. A copy of the Amended and Restated Trust Agreement is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

3.1	Amended and Restated Trust Agreement of Pennsylvania Real Estate Investment Trust dated April 8, 2008.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: April 14, 2008	By:	/s/ Bruce Goldman
Bruce Goldman
Executive Vice President and General Counsel

Exhibit Index

3.1	Amended and Restated Trust Agreement of Pennsylvania Real Estate Investment Trust dated April 8, 2008.